UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2005 (September 20, 2005)
REGENERON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New York	000-19034	133444607
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Old Saw Mill River Road, Tarrytown, New York		10591-6707
(Address of principal executive offices)		(Zip Code)
(914) 347-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On September 20, 2005, the Company’s Board of Directors approved a reduction in Company headcount from 730 to approximately 565. The workforce reduction results from plans to narrow the focus of the Company’s research and development efforts, substantial improvements in manufacturing productivity, the recent expiration of the Company’s collaboration with The Procter & Gamble Company, and the expected completion of contract manufacturing for Merck & Co, Inc. in late 2006. The majority of the headcount reduction will occur by the end of 2005, with the remainder planned for 2006 following the completion of the Company’s contract manufacturing activities for Merck. In connection with the workforce reduction, the Company estimates that it will incur between $2.5 million and $3.5 million of severance and related costs, the substantial majority of which will be cash expenditures. The Company expects to incur the majority of these costs in the fourth quarter of 2005 and the remainder in 2006.
Item 7.01 Regulation FD Disclosure
On September 26, 2005, the Company issued a press release announcing plans to expand the VEGF Trap oncology program and updating its development pipeline and financial guidance. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     99.1 Press Release of Regeneron Pharmaceuticals, Inc. dated September 26, 2005.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.
Dated: September 26, 2005	By:	/s/ Stuart Kolinski
Stuart Kolinski
Vice President and General Counsel

Exhibit Index

Number	Description
99.1	Press Release of Regeneron Pharmaceuticals, Inc. dated September 26, 2005.

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